Exhibit 99.1

Helen of Troy Limited Reports Third Quarter Fiscal 2020 Results

Consolidated Net Sales Growth of 10.1%; Core Business Net Sales Growth of 10.7%
GAAP Diluted Earnings Per Share ("EPS") from Continuing Operations of $2.71
Adjusted Diluted EPS from Continuing Operations of $3.12; Growth of 30.0%
Raises Fiscal 2020 GAAP Diluted EPS from Continuing Operations Outlook to $7.29 - $7.45
Raises Fiscal 2020 Adjusted Diluted EPS from Continuing Operations Outlook to $8.90 - $9.10
Raises Fiscal 2020 Consolidated Net Sales Growth Outlook to 5.5% - 7.1%

El Paso, Texas, January 8, 2020 — Helen of Troy Limited (NASDAQ: HELE), designer, developer and worldwide marketer of consumer brand-name housewares, health and home and beauty products, today reported results for the three-month period ended November 30, 2019. Following the divestiture of Healthy Directions on December 20, 2017, the Company no longer consolidates the Nutritional Supplements segment’s operating results. That former segment’s operating results are included in the Company’s financial statements and classified as discontinued operations for all periods presented.

Executive Summary – Third Quarter of Fiscal 2020

•	Consolidated net sales revenue increase of 10.1%, including:

◦	An increase in Leadership Brand net sales of 10.6%

◦	An increase in online channel net sales of approximately 30%

◦	Core business growth of 10.7%

•	GAAP operating income of $79.3 million, or 16.7% of net sales, compared to GAAP operating income of $61.3 million, or 14.2% of net sales, for the same period last year

•	Non-GAAP adjusted operating income increase of 27.8% to $90.3 million, or 19.0% of net sales, compared to $70.6 million, or 16.4% of net sales, for the same period last year

•	GAAP diluted EPS from continuing operations of $2.71, compared to GAAP diluted EPS of $2.06 for the same period last year

•	Non-GAAP adjusted diluted EPS from continuing operations increase of 30.0% to $3.12, compared to $2.40 for the same period last year

Julien R. Mininberg, Chief Executive Officer, stated: “We are very pleased to report another strong quarter. Our Phase II Transformation initiatives continue to produce results, with consolidated core business sales growth of 10.7%, increased adjusted operating margin in all three of our business segments, and adjusted diluted EPS growth of 30%. Our Leadership Brands sales grew 10.6%, online sales grew approximately 30%, and we continue to invest in our brands and across our global shared services. The Housewares segment again led our sales growth with healthy consumption ahead of our expectations, from both OXO and Hydro Flask. Beauty segment sales also grew ahead of our expectations, driven by continued strong performance in appliances. Core business sales in our Health & Home segment declined slightly in the quarter, as international sales growth and new product introductions were more than offset by net retail distribution changes and the unfavorable comparative impact of more wildfire activity in the same period last year. I am also pleased to be raising our sales and adjusted EPS outlook for this fiscal year. Our revised sales outlook projects a third consecutive year of organic sales growth above 5.0%. Our increased EPS outlook reflects higher margin expectations for this fiscal year, and significant incremental investments in our Leadership Brands and key Phase II initiatives in the fourth quarter of fiscal 2020 that are expected to drive short and mid-term growth.”

Mr. Mininberg continued: “Subsequent to the end of the third quarter we also advanced another key part of our transformation strategy, which would add an eighth Leadership Brand to our portfolio. As announced on December 19, 2019, we entered into a definitive agreement to acquire Drybar Products LLC, which we expect to add meaningful accretion to key financial measures, add critical mass to our flywheel, and expand our Beauty division into the growing prestige hair care products segment. We are excited about the prospects for adding value to this already outstanding brand.”

	Three Months Ended November 30,
(in thousands)	Housewares	Health & Home	Beauty	Total
Fiscal 2019 sales revenue, net	$142,937	$187,863	$100,281	$431,081
Core business growth (decline)	40,768	(996)	6,232	46,004
Impact of foreign currency	(494)	(1,057)	(797)	(2,348)
Change in sales revenue, net	40,274	(2,053)	5,435	43,656
Fiscal 2020 sales revenue, net	$183,211	$185,810	$105,716	$474,737

Total net sales revenue growth (decline)	28.2%	(1.1)%	5.4%	10.1%
Core business growth (decline)	28.5%	(0.5)%	6.2%	10.7%
Impact of foreign currency	(0.3)%	(0.6)%	(0.8)%	(0.5)%

Operating margin (GAAP)
Fiscal 2020	23.1%	13.1%	11.9%	16.7%
Fiscal 2019	20.9%	10.2%	12.2%	14.2%
Adjusted operating margin (non-GAAP)
Fiscal 2020	24.3%	15.5%	16.0%	19.0%
Fiscal 2019	22.8%	13.0%	13.5%	16.4%

Consolidated Operating Results - Third Quarter Fiscal 2020 Compared to Third Quarter Fiscal 2019

•
Consolidated net sales revenue increased 10.1% to $474.7 million compared to $431.1 million, driven by a core business increase of $46.0 million, or 10.7%, primarily reflecting growth in consolidated online sales, an increase in brick and mortar sales in the Housewares segment, higher international sales, and an increase in sales in the appliance category in the Beauty segment. These factors were partially offset by a slight core business decline in the Health & Home segment, the unfavorable impact from foreign currency fluctuations of approximately $2.3 million, or 0.5%, and a decline in the personal care category within the Beauty segment.

•
Consolidated gross profit margin increased 2.0 percentage points to 44.2%, compared to 42.2%. The increase is primarily due to a higher mix of Housewares sales at a higher overall gross profit margin and a favorable product and channel mix within the Housewares segment. These factors were partially offset by a lower mix of personal care sales in the Beauty segment.

•
Consolidated SG&A as a percentage of sales decreased by 0.5 percentage points to 27.5% of net sales compared to 28.0%. The decrease is primarily due to lower advertising expense, the impact from tariff related pricing actions taken with retail customers, the impact that higher overall sales had on net operating leverage, and the favorable impact of foreign currency exchange and forward contract settlements. These factors were partially offset by higher annual incentive compensation expense, acquisition-related expenses, higher amortization expense, and higher freight and distribution expense.

•
Consolidated operating income was $79.3 million, or 16.7% of net sales, compared to $61.3 million, or 14.2% of net sales. The increase in consolidated operating margin primarily reflects a higher mix of Housewares sales at a higher overall operating margin, a favorable product and channel mix within the Housewares segment, lower advertising expense, and the favorable impact that higher overall net sales had on operating expense leverage. These factors were partially offset by higher annual incentive compensation expense, acquisition-related expenses, higher amortization expense, and higher freight and distribution expense.

•
The effective tax rate was 10.3%, compared to 6.9%. The year-over-year increase in the effective tax rate is primarily due to shifts in the mix of taxable income in the Company's various tax jurisdictions and increases in certain statutory tax rates.

•
Income from continuing operations was $68.7 million, or $2.71 per diluted share on 25.4 million weighted average shares outstanding, compared to $54.3 million, or $2.06 per diluted share on 26.4 million weighted average diluted shares outstanding.

•	There was no income or loss from discontinued operations, compared to a loss of $4.9 million, or $0.18 per diluted share.

•	Adjusted EBITDA increased 26.6% to $94.4 million compared to $74.5 million.

On an adjusted basis for the third quarters of fiscal 2020 and 2019, excluding acquisition-related expenses, restructuring charges, non‐cash share-based compensation, and non-cash amortization of intangible assets, as applicable:

•
Adjusted operating income increased $19.7 million, or 27.8%, to $90.3 million, or 19.0% of net sales, compared to $70.6 million, or 16.4% of net sales. The 2.6 percentage point increase in adjusted operating margin primarily reflects a higher mix of Housewares sales at a better overall operating margin, a favorable product and channel mix within the Housewares segment, lower advertising expense, and the favorable impact that higher overall net sales had on operating expense leverage. These factors were partially offset by higher annual incentive compensation expense and higher freight and distribution expense.

•
Adjusted income from continuing operations increased $15.9 million, or 25.2%, to $79.1 million, or $3.12 per diluted share, compared to $63.2 million, or $2.40 per diluted share. The 30.0% increase in adjusted diluted EPS from continuing operations was primarily due to higher operating income in the Housewares segment, lower advertising expense and the impact of lower weighted average diluted shares outstanding compared to the same period last year. This was partially offset by higher income tax expense.

Segment Operating Results - Third Quarter Fiscal 2020 Compared to Third Quarter Fiscal 2019
Housewares net sales increased by 28.2%, or $40.3 million, primarily due to point of sale growth with existing domestic brick and mortar customers, an increase in online sales, an increase in international sales, higher club sales and new product introductions. The segment was unfavorably impacted by net foreign currency fluctuations of $0.5 million or 0.3%. Operating income increased 41.7% to $42.3 million, or 23.1% of segment net sales, compared to $29.8 million, or 20.9% of segment net sales, in the same period last year. The 2.2 percentage point increase was primarily due to the margin impact of a more favorable product and channel mix, lower advertising expense and the impact that higher sales had on operating leverage. These factors were partially offset by higher freight and distribution expense to support increased retail customer shipments and strong direct-to-consumer demand. Adjusted operating income increased 36.8% to $44.6 million, or 24.3% of segment net sales compared to $32.6 million, or 22.8% of segment net sales, in the same period last year.

Health & Home net sales decreased 1.1% or $2.1 million, primarily driven by a core business decline of $1.0 million, or 0.5% due to lower domestic sales driven by the unfavorable comparative impact from more wildfire activity in the same period last year, and net distribution changes year-over-year. These factors were partially offset by revenue from new product introductions and growth in international sales.

The segment was unfavorably impacted by net foreign currency fluctuations of approximately $1.1 million, or 0.6%. Operating income increased 26.9% to $24.4 million, or 13.1% of segment net sales, compared $19.2 million, or 10.2% of segment net sales, in the same period last year. The 2.9 percentage point increase was primarily due to lower advertising expense and the margin impact of a more favorable product mix. These factors were offset by unfavorable operating leverage from the decline in sales. Adjusted operating income increased 17.7% to $28.8 million, or 15.5% of segment net sales, compared to $24.5 million, or 13.0% of segment net sales, in the same period last year.

Beauty net sales increased 5.4%, or $5.4 million, primarily due to increased demand and new product introductions in the appliance category, growth in the online channel, and an increase in international sales. These factors were partially offset by a decline in the personal care category and the unfavorable impact of net foreign currency fluctuations of approximately $0.8 million, or 0.8%. Operating income increased 3.1% to $12.6 million, or 11.9% of segment net sales, compared to $12.2 million, or 12.2% of segment net sales, in the same period last year. The operating margin decrease is primarily due to higher annual incentive compensation expense, acquisition-related expenses, higher amortization expense, and the margin impact of a less favorable product and channel mix. These factors were partially offset by lower advertising expense. Adjusted operating income increased 24.7% to $16.9 million, or 16.0% of segment net sales, compared to $13.6 million, or 13.5% of segment net sales, in the same period last year.

Balance Sheet and Cash Flow Highlights - Third Quarter Fiscal 2020 Compared to Third Quarter Fiscal 2019

•	Cash and cash equivalents totaled $19.6 million, compared to $19.1 million.

•	Total short- and long-term debt was $244.2 million, compared to $339.7 million, a net decrease of $95.5 million.

•	Accounts receivable turnover was 68.9 days, compared to 69.4 days.

•	Inventory was $333.7 million, compared to $300.6 million. Trailing twelve-month inventory turnover was 2.9 times compared to 3.4 times.

•	Net cash provided by operating activities from continuing operations for the first nine months of the fiscal year was $101.4 million, compared to $109.5 million.

Subsequent Event

On December 19, 2019, the Company entered into a definitive agreement to acquire Drybar Products LLC, which includes the Drybar trademark and other intellectual property assets associated with Drybar’s products, as well as certain related production assets and working capital. As part of the transaction, Helen of Troy will grant a worldwide license to Drybar Holdings LLC, the owner and long-time operator of Drybar blowout salons, to use the Drybar trademark in their continued operation of Drybar salons. The salons will exclusively use, promote, and sell Helen of Troy’s Drybar products globally. The total purchase consideration is $255.0 million in cash, subject to certain customary closing adjustments. The Company expects to finance the acquisition with cash on hand and borrowings from its existing revolving credit facility. The acquisition is expected to close by January 31, 2020, subject to customary closing conditions, including regulatory approvals.

Updated Fiscal 2020 Annual Outlook
For fiscal 2020, the Company has updated its outlook based on the Company's year-to-date performance and now expects consolidated net sales revenue to be in the range of $1.650 to $1.675 billion, which implies consolidated sales growth of 5.5% to 7.1% compared to the prior expectation of 2.9% to 4.8%. The outlook does not include any results related to Drybar Products LLC, as the exact timing of closing is not known and there are conditions to closing that must be met, including regulatory approvals. By segment, the outlook reflects:

•	Housewares net sales growth of 19% to 21%, compared to the prior expectation of 13% to 15%;

•	Health & Home net sales decline of 2% to 4%, compared to the prior expectation of a decline in the low single digits; and

•	Beauty net sales growth of 3% to 5%, compared to the prior expectation of growth in the low-single digits.

The Company now expects consolidated GAAP diluted EPS from continuing operations of $7.29 to $7.45, and non-GAAP adjusted diluted EPS from continuing operations in the range of $8.90 to $9.10, which excludes any asset impairment charges, acquisition-related expenses, restructuring charges, share-based compensation expense and intangible asset amortization expense.

The Company’s net sales and EPS outlook continues to assume the severity of the upcoming cough/cold/flu season will be in line with historical averages. The Company’s net sales and EPS outlook also assumes that December 2019 foreign currency exchange rates will remain constant for the remainder of the fiscal year. The Company continues to expect the year-over-year comparison of adjusted diluted EPS from continuing operations to be impacted by an expected increase in growth investments of 13% to 18% in fiscal 2020. The diluted EPS outlook is based on an estimated weighted average diluted shares outstanding of 25.3 million.

The increase in the adjusted diluted EPS outlook for fiscal 2020 reflects the Company's strong performance year to date, partially offset by an expected increase in growth investments, higher expected incentive compensation expense, and higher expected freight and distribution costs. These costs support strong demand in the Company's Housewares and Beauty segments, as well as integration activity and increases in capacity and throughput for future growth.

The Company now expects a reported GAAP effective tax rate range of 9.7% to 9.9%, and an adjusted effective tax rate range of 9.1% to 9.2% for the full fiscal year 2020. Please refer to the schedule entitled “Effective Tax Rate (GAAP) and Adjusted Effective Tax Rate (Non-GAAP)” in the accompanying tables to this press release.

The likelihood and potential impact of any fiscal 2020 acquisitions and divestitures, future asset impairment charges, future foreign currency fluctuations, further tariff increases or decreases, or future share repurchases are unknown and cannot be reasonably estimated; therefore, they are not included in the Company’s sales and earnings outlook.

Conference Call and Webcast
The Company will conduct a teleconference in conjunction with today’s earnings release.  The teleconference begins at 4:45 p.m. Eastern Time today, Wednesday, January 8, 2020. Investors and analysts interested in participating in the call are invited to dial (877) 407-3982 approximately ten minutes prior to the start of the call. The conference call will also be webcast live at:  http://investor.hotus.com/. A telephone replay of this call will be available at 7:45 p.m. Eastern Time on January 8, 2020 until 11:59 p.m. Eastern Time on January 15, 2020 and can be accessed by dialing (844) 512-2921 and entering replay pin number 13697370. A replay of the webcast will remain available on the website for one year.

Non-GAAP Financial Measures
The Company reports and discusses its operating results using financial measures consistent with accounting principles generally accepted in the United States of America (“GAAP”). To supplement its presentation, the Company discloses certain financial measures that may be considered non-GAAP such as adjusted operating income, adjusted operating margin, adjusted effective tax rate, adjusted income from continuing operations, adjusted diluted earnings per share from continuing operations, EBITDA and adjusted EBITDA, which are presented in accompanying tables to this press release along with a reconciliation of these financial measures to their corresponding GAAP-based measures presented in the Company’s condensed consolidated statements of income. All references to the Company's continuing operations exclude the Nutritional Supplements segment. For additional information see Note 1 to the accompanying tables to this Press Release.

About Helen of Troy Limited
Helen of Troy Limited (NASDAQ: HELE) is a leading global consumer products company offering creative solutions for its customers through a strong portfolio of well-recognized and widely-trusted brands, including OXO, Hydro Flask, Vicks, Braun, Honeywell, PUR, and Hot Tools. All trademarks herein belong to Helen of Troy Limited (or its affiliates) and/or are used under license from their respective licensors.

For more information about Helen of Troy, please visit http://investor.hotus.com/

Forward Looking Statements
Certain written and oral statements made by the Company and subsidiaries of the Company may constitute “forward-looking statements” as defined under the Private Securities Litigation Reform Act of 1995. This includes statements made in this press release. Generally, the words “anticipates”, “believes”, “expects”, “plans”, “may”, “will”, “should”, “seeks”, “estimates”, “project”, “predict”, “potential”, “continue”, “intends”, and other similar words identify forward-looking statements. All statements that address operating results, events or developments that the Company expects or anticipates will occur in the future, including statements related to sales, earnings per share results, and statements expressing general expectations about future operating results, are forward-looking statements and are based upon its current expectations and various assumptions. The Company believes there is a reasonable basis for these expectations and assumptions, but there can be no assurance that the Company will realize these expectations or that these assumptions will prove correct. Forward-looking statements are subject to risks that could cause them to differ materially from actual results. Accordingly, the Company cautions readers not to place undue reliance on forward-looking statements. The forward-looking statements contained in this press release should be read in conjunction with, and are subject to and qualified by, the risks described in the Company’s Form 10-K for the year ended February 28, 2019, and in the Company's other filings with the SEC. Investors are urged to refer to the risk factors referred to above for a description of these risks. Such risks include, among others, the Company's ability to deliver products to its customers in a timely manner and according to their fulfillment standards, the costs of complying with the business demands and requirements of large sophisticated customers, the Company's relationships with key customers and licensors, its dependence on the strength of retail economies and vulnerabilities to any prolonged economic downturn, its dependence on sales to several large customers and the risks associated with any loss or substantial decline in sales to top customers, expectations regarding any proposed restructurings, its recent, pending and future acquisitions or divestitures, including its ability to realize anticipated cost savings, synergies and other benefits along with its ability to effectively integrate acquired businesses or separate divested businesses, circumstances which may contribute to future impairment of goodwill, intangible or other long-lived assets, the retention and recruitment of key personnel, foreign currency exchange rate fluctuations, risks associated with weather conditions, the duration and severity of the cold and flu season and other related factors, its dependence on foreign sources of supply and foreign manufacturing, and associated operational risks including, but not limited to, long lead times, consistent local labor availability and capacity, and timely availability of sufficient shipping carrier capacity, labor and energy on cost of goods sold and certain operating expenses, the risks associated with significant tariffs or other restrictions on imports from China or any retaliatory trade measures taken by China, the geographic concentration and peak season capacity of certain U.S. distribution facilities increases its exposure to significant shipping disruptions and added shipping and storage costs, its projections of product demand, sales and net income are highly subjective in nature and future sales and net income could vary in a material amount from such projections, the risks associated with the use of trademarks licensed from and to third parties, its ability to develop and introduce a continuing stream of new products to meet changing consumer preferences, trade barriers, exchange controls, expropriations, and other risks associated with U.S. and foreign operations, the risks to its liquidity as a result of changes to capital and credit market conditions, limitations under its financing arrangements and other constraints or events that impose constraints on its cash resources and ability to operate its business, the costs, complexity and challenges of upgrading and managing its global information systems, the risks associated with cybersecurity and information security breaches, the risks associated with global legal developments regarding privacy and data security could result in changes to our business practices, penalties, increased cost of operations, or otherwise harm our business, the risks associated with product recalls, product liability, other claims, and related litigation against us, the risks associated with accounting for tax positions, tax audits and related disputes with taxing authorities, the risks of potential changes in laws in the U.S. or abroad, including tax laws, regulations or treaties, employment and health insurance laws and regulations, and laws relating to environmental policy, personal data, financial regulation, transportation policy and infrastructure policy along with the costs and complexities of compliance with such laws, its ability to continue to avoid classification as a controlled foreign corporation, and legislation enacted in Bermuda and Barbados in response to the European Union’s review of harmful tax competition could adversely affect our operations. The Company undertakes no obligation to publicly update or revise any forward-looking statements as a result of new information, future events or otherwise.

Investor Contact:
Helen of Troy Limited
Anne Rakunas, Director, External Communications
(915) 225-4841

ICR, Inc.
Allison Malkin, Partner
(203) 682-8200

HELEN OF TROY LIMITED AND SUBSIDIARIES
Condensed Consolidated Statements of Income
(Unaudited)
(in thousands, except per share data)

	Three Months Ended November 30,
	2019		2018
Sales revenue, net	$474,737	100.0%	$431,081	100.0%
Cost of goods sold	264,764	55.8%	249,236	57.8%
Gross profit	209,973	44.2%	181,845	42.2%
Selling, general and administrative expense ("SG&A")	130,692	27.5%	120,524	28.0%
Restructuring charges	12	—%	25	—%
Operating income	79,269	16.7%	61,296	14.2%
Non-operating income, net	92	—%	15	—%
Interest expense	(2,767)	(0.6)%	(2,971)	(0.7)%
Income before income tax	76,594	16.1%	58,340	13.5%
Income tax expense	7,895	1.7%	4,020	0.9%
Income from continuing operations	68,699	14.5%	54,320	12.6%
Loss from discontinued operations, net of tax	—	—%	(4,850)	(1.1)%
Net income	$68,699	14.5%	$49,470	11.5%
Earnings (loss) per share - diluted:
Continuing operations	$2.71		$2.06
Discontinued operations	—		(0.18)
Total earnings per share - diluted	$2.71		$1.88

Weighted average shares of common stock used in computing diluted earnings per share	25,396		26,366

	Nine Months Ended November 30,
	2019		2018
Sales revenue, net	$1,265,067	100.0%	$1,179,308	100.0%
Cost of goods sold	723,216	57.2%	695,732	59.0%
Gross profit	541,851	42.8%	483,576	41.0%
SG&A	359,794	28.4%	325,684	27.6%
Restructuring charges	1,061	0.1%	2,609	0.2%
Operating income	180,996	14.3%	155,283	13.2%
Non-operating income, net	313	—%	175	—%
Interest expense	(9,291)	(0.7)%	(8,413)	(0.7)%
Income before income tax	172,018	13.6%	147,045	12.5%
Income tax expense	16,530	1.3%	10,535	0.9%
Income from continuing operations	155,488	12.3%	136,510	11.6%
Loss from discontinued operations, net of tax	—	—%	(5,231)	(0.4)%
Net income	$155,488	12.3%	$131,279	11.1%
Earnings (loss) per share - diluted:
Continuing operations	$6.15		$5.15
Discontinued operations	—		(0.20)
Total earnings per share - diluted	$6.15		$4.95

Weighted average shares of common stock used in computing diluted earnings per share	25,295		26,520

Condensed Consolidated Statements of Income and Reconciliation of Non-GAAP Financial Measures – Adjusted Operating Income, Adjusted Income from Continuing Operations and Adjusted Diluted Earnings Per Share (“EPS”) from Continuing Operations (1)
(Unaudited)
(in thousands, except per share data)

	Three Months Ended November 30, 2019
	As Reported (GAAP)		Adjustments		Adjusted (Non-GAAP)
Sales revenue, net	$474,737	100.0%	$—		$474,737	100.0%
Cost of goods sold	264,764	55.8%	—		264,764	55.8%
Gross profit	209,973	44.2%	—		209,973	44.2%
SG&A	130,692	27.5%	(4,790)	(3)	119,669	25.2%
			(4,758)	(4)
			(1,475)	(5)
Restructuring charges	12	—%	(12)		—	—%
Operating income	79,269	16.7%	11,035		90,304	19.0%
Non-operating income, net	92	—%	—		92	—%
Interest expense	(2,767)	(0.6)%	—		(2,767)	(0.6)%
Income before income tax	76,594	16.1%	11,035		87,629	18.5%
Income tax expense	7,895	1.7%	617		8,512	1.8%
Income from continuing operations	68,699	14.5%	10,418		79,117	16.7%
Diluted EPS from continuing operations	$2.71		$0.41		$3.12
Weighted average shares of common stock used in computing diluted EPS	25,396				25,396

	Three Months Ended November 30, 2018
	As Reported (GAAP)		Adjustments		Adjusted (Non-GAAP)
Sales revenue, net	$431,081	100.0%	$—		$431,081	100.0%
Cost of goods sold	249,236	57.8%	—		249,236	57.8%
Gross profit	181,845	42.2%	—		181,845	42.2%
SG&A	120,524	28.0%	(3,300)	(3)	111,208	25.8%
			(6,016)	(4)
Restructuring charges	25	—%	(25)		—	—%
Operating income	61,296	14.2%	9,341		70,637	16.4%
Non-operating income, net	15	—%	—		15	—%
Interest expense	(2,971)	(0.7)%	—		(2,971)	(0.7)%
Income before income tax	58,340	13.5%	9,341		67,681	15.7%
Income tax expense	4,020	0.9%	463		4,483	1.0%
Income from continuing operations	54,320	12.6%	8,878		63,198	14.7%
Diluted EPS from continuing operations	$2.06		$0.34		$2.40
Weighted average shares of common stock used in computing diluted EPS	26,366				26,366

Condensed Consolidated Statements of Income and Reconciliation of Non-GAAP Financial Measures – Adjusted Operating Income, Adjusted Income from Continuing Operations and Adjusted Diluted Earnings Per Share (“EPS”) from Continuing Operations (1)
(Unaudited)
(in thousands, except per share data)

	Nine Months Ended November 30, 2019
	As Reported (GAAP)		Adjustments		Adjusted (Non-GAAP)
Sales revenue, net	$1,265,067	100.0%	$—		$1,265,067	100.0%
Cost of goods sold	723,216	57.2%	—		723,216	57.2%
Gross profit	541,851	42.8%	—		541,851	42.8%
SG&A	359,794	28.4%	(13,129)	(3)	326,447	25.8%
			(18,743)	(4)
			(1,475)	(5)
Restructuring charges	1,061	0.1%	(1,061)		—	—%
Operating income	180,996	14.3%	34,408		215,404	17.0%
Non-operating income, net	313	—%	—		313	—%
Interest expense	(9,291)	(0.7)%	—		(9,291)	(0.7)%
Income before income tax	172,018	13.6%	34,408		206,426	16.3%
Income tax expense	16,530	1.3%	2,145		18,675	1.5%
Income from continuing operations	155,488	12.3%	32,263		187,751	14.8%
Diluted EPS from continuing operations	$6.15		$1.28		$7.42
Weighted average shares of common stock used in computing diluted EPS	25,295				25,295

	Nine Months Ended November 30, 2018
	As Reported (GAAP)		Adjustments		Adjusted (Non-GAAP)
Sales revenue, net	$1,179,308	100.0%	$—		$1,179,308	100.0%
Cost of goods sold	695,732	59.0%	—		695,732	59.0%
Gross profit	483,576	41.0%	—		483,576	41.0%
SG&A	325,684	27.6%	(10,822)	(3)	297,833	25.3%
			(17,029)	(4)
Restructuring charges	2,609	0.2%	(2,609)		—	—%
Operating income	155,283	13.2%	30,460		185,743	15.8%
Non-operating income, net	175	—%	—		175	—%
Interest expense	(8,413)	(0.7)%	—		(8,413)	(0.7)%
Income before income tax	147,045	12.5%	30,460		177,505	15.1%
Income tax expense	10,535	0.9%	1,442		11,977	1.0%
Income from continuing operations	136,510	11.6%	29,018		165,528	14.0%
Diluted EPS from continuing operations	$5.15		$1.09		$6.24
Weighted average shares of common stock used in computing diluted EPS	26,520				26,520

Consolidated and Segment Net Sales, Operating Margin and Adjusted Operating Margin (non-GAAP) (1)
(Unaudited)
(in thousands)

	Three Months Ended November 30,
	Housewares	Health & Home	Beauty	Total
Fiscal 2019 sales revenue, net	$142,937	$187,863	$100,281	$431,081
Core business growth (decline)	40,768	(996)	6,232	46,004
Impact of foreign currency	(494)	(1,057)	(797)	(2,348)
Change in sales revenue, net	40,274	(2,053)	5,435	43,656
Fiscal 2020 sales revenue, net	$183,211	$185,810	$105,716	$474,737
Total net sales revenue growth (decline)	28.2%	(1.1)%	5.4%	10.1%
Core business growth (decline)	28.5%	(0.5)%	6.2%	10.7%
Impact of foreign currency	(0.3)%	(0.6)%	(0.8)%	(0.5)%
Operating margin (GAAP)
Fiscal 2020	23.1%	13.1%	11.9%	16.7%
Fiscal 2019	20.9%	10.2%	12.2%	14.2%
Adjusted operating margin (non-GAAP)
Fiscal 2020	24.3%	15.5%	16.0%	19.0%
Fiscal 2019	22.8%	13.0%	13.5%	16.4%

	Nine Months Ended November 30,
	Housewares	Health & Home	Beauty	Total
Fiscal 2019 sales revenue, net	$397,738	$527,077	$254,493	$1,179,308
Core business growth (decline)	99,535	(23,532)	16,566	92,569
Impact of foreign currency	(1,256)	(4,002)	(1,552)	(6,810)
Change in sales revenue, net	98,279	(27,534)	15,014	85,759
Fiscal 2020 sales revenue, net	$496,017	$499,543	$269,507	$1,265,067
Total net sales revenue growth (decline)	24.7%	(5.2)%	5.9%	7.3%
Core business growth (decline)	25.0%	(4.5)%	6.5%	7.8%
Impact of foreign currency	(0.3)%	(0.8)%	(0.6)%	(0.6)%
Operating margin (GAAP)
Fiscal 2020	22.0%	10.4%	7.4%	14.3%
Fiscal 2019	20.2%	10.0%	8.8%	13.2%
Adjusted operating margin (non-GAAP)
Fiscal 2020	23.5%	13.6%	11.5%	17.0%
Fiscal 2019	22.3%	12.9%	11.4%	15.8%

Leadership Brand Net Sales Revenue (2)
(Unaudited)
(in thousands)

	Three Months Ended November 30,		Nine Months Ended November 30,
	2019	2018	2019	2018
Leadership Brand sales revenue, net	$379,604	$343,364	$1,012,346	$943,168
All other sales revenue, net	95,133	87,717	252,721	236,140
Total sales revenue, net	$474,737	$431,081	$1,265,067	$1,179,308

SELECTED OTHER DATA
Reconciliation of Non-GAAP Financial Measures – GAAP Operating Income
to Adjusted Operating Income (non-GAAP) (1)
(Unaudited)
(in thousands)

	Three Months Ended November 30, 2019
	Housewares		Health & Home		Beauty		Total
Operating income, as reported (GAAP)	$42,272	23.1%	$24,372	13.1%	$12,625	11.9%	$79,269	16.7%
Acquisition-related expenses (5)	—	—%	—	—%	1,475	1.4%	1,475	0.3%
Restructuring charges	—	—%	—	—%	12	—%	12	—%
Subtotal	42,272	23.1%	24,372	13.1%	14,112	13.3%	80,756	17.0%
Amortization of intangible assets	815	0.4%	2,492	1.3%	1,483	1.4%	4,790	1.0%
Non-cash share-based compensation	1,510	0.8%	1,946	1.0%	1,302	1.2%	4,758	1.0%
Adjusted operating income (non-GAAP)	$44,597	24.3%	$28,810	15.5%	$16,897	16.0%	$90,304	19.0%

	Three Months Ended November 30, 2018
	Housewares		Health & Home		Beauty		Total
Operating income, as reported (GAAP)	$29,839	20.9%	$19,213	10.2%	$12,244	12.2%	$61,296	14.2%
Restructuring charges	(20)	—%	—	—%	45	—%	25	—%
Subtotal	29,819	20.9%	19,213	10.2%	12,289	12.3%	61,321	14.2%
Amortization of intangible assets	489	0.3%	2,721	1.4%	90	0.1%	3,300	0.8%
Non-cash share-based compensation	2,293	1.6%	2,548	1.4%	1,175	1.2%	6,016	1.4%
Adjusted operating income (non-GAAP)	$32,601	22.8%	$24,482	13.0%	$13,554	13.5%	$70,637	16.4%

	Nine Months Ended November 30, 2019
	Housewares		Health & Home		Beauty		Total
Operating income, as reported (GAAP)	$109,170	22.0%	$51,836	10.4%	$19,990	7.4%	$180,996	14.3%
Acquisition-related expenses (5)	—	—%	—	—%	1,475	0.5%	1,475	0.1%
Restructuring charges	90	—%	—	—%	971	0.4%	1,061	0.1%
Subtotal	109,260	22.0%	51,836	10.4%	22,436	8.3%	183,532	14.5%
Amortization of intangible assets	1,512	0.3%	8,088	1.6%	3,529	1.3%	13,129	1.0%
Non-cash share-based compensation	5,853	1.2%	7,839	1.6%	5,051	1.9%	18,743	1.5%
Adjusted operating income (non-GAAP)	$116,625	23.5%	$67,763	13.6%	$31,016	11.5%	$215,404	17.0%

	Nine Months Ended November 30, 2018
	Housewares		Health & Home		Beauty		Total
Operating income, as reported (GAAP)	$80,351	20.2%	$52,501	10.0%	$22,431	8.8%	$155,283	13.2%
Restructuring charges	740	0.2%	358	0.1%	1,511	0.6%	2,609	0.2%
Subtotal	81,091	20.4%	52,859	10.0%	23,942	9.4%	157,892	13.4%
Amortization of intangible assets	1,474	0.4%	8,129	1.5%	1,219	0.5%	10,822	0.9%
Non-cash share-based compensation	6,273	1.6%	7,030	1.3%	3,726	1.5%	17,029	1.4%
Adjusted operating income (non-GAAP)	$88,838	22.3%	$68,018	12.9%	$28,887	11.4%	$185,743	15.8%

SELECTED OTHER DATA
Reconciliation of Non-GAAP Financial Measures - EBITDA
(Earnings Before Interest, Taxes, Depreciation and Amortization) and Adjusted EBITDA by Segment (1)
(Unaudited)
(in thousands)

	Three Months Ended November 30, 2019
	Housewares	Health & Home	Beauty	Total
Operating income, as reported (GAAP)	$42,272	$24,372	$12,625	$79,269
Depreciation and amortization, excluding amortized interest	2,263	3,740	2,757	8,760
Non-operating income, net	—	—	92	92
EBITDA (non-GAAP)	44,535	28,112	15,474	88,121
Add: Acquisition-related expenses (5)	—	—	1,475	1,475
Restructuring charges	—	—	12	12
Non-cash share-based compensation	1,510	1,946	1,302	4,758
Adjusted EBITDA (non-GAAP)	$46,045	$30,058	$18,263	$94,366

	Three Months Ended November 30, 2018
	Housewares	Health & Home	Beauty	Total
Operating income, as reported (GAAP)	$29,839	$19,213	$12,244	$61,296
Depreciation and amortization, excluding amortized interest	1,408	4,326	1,461	7,195
Non-operating income, net	—	—	15	15
EBITDA (non-GAAP)	31,247	23,539	13,720	68,506
Add: Restructuring charges	(20)	—	45	25
Non-cash share-based compensation	2,293	2,548	1,175	6,016
Adjusted EBITDA (non-GAAP)	$33,520	$26,087	$14,940	$74,547

	Nine Months Ended November 30, 2019
	Housewares	Health & Home	Beauty	Total
Operating income, as reported (GAAP)	$109,170	$51,836	$19,990	$180,996
Depreciation and amortization, excluding amortized interest	5,292	12,322	7,262	24,876
Non-operating income, net	—	—	313	313
EBITDA (non-GAAP)	114,462	64,158	27,565	206,185
Add: Acquisition-related expenses (5)	—	—	1,475	1,475
Restructuring charges	90	—	971	1,061
Non-cash share-based compensation	5,853	7,839	5,051	18,743
Adjusted EBITDA (non-GAAP)	$120,405	$71,997	$35,062	$227,464

	Nine Months Ended November 30, 2018
	Housewares	Health & Home	Beauty	Total
Operating income, as reported (GAAP)	$80,351	$52,501	$22,431	$155,283
Depreciation and amortization, excluding amortized interest	4,414	12,703	5,373	22,490
Non-operating income, net	—	—	175	175
EBITDA (non-GAAP)	84,765	65,204	27,979	177,948
Add: Restructuring charges	740	358	1,511	2,609
Non-cash share-based compensation	6,273	7,030	3,726	17,029
Adjusted EBITDA (non-GAAP)	$91,778	$72,592	$33,216	$197,586

Reconciliation of GAAP Income and Diluted Earnings Per Share  (“EPS”) from Continuing Operations to Adjusted Income and Adjusted Diluted EPS from Continuing Operations (non-GAAP) (1) (Unaudited)
(dollars in thousands, except per share data)

	Three Months Ended November 30, 2019
	Income from Continuing Operations			Diluted EPS from Continuing Operations
	Before Tax	Tax	Net of Tax	Before Tax	Tax	Net of Tax
As reported (GAAP)	$76,594	$7,895	$68,699	$3.02	$0.31	$2.71
Acquisition-related expenses (5)	1,475	22	1,453	0.06	—	0.06
Restructuring charges	12	—	12	—	—	—
Subtotal	78,081	7,917	70,164	3.07	0.31	2.76
Amortization of intangible assets	4,790	252	4,538	0.19	0.01	0.18
Non-cash share-based compensation	4,758	343	4,415	0.19	0.01	0.17
Adjusted (non-GAAP)	$87,629	$8,512	$79,117	$3.45	$0.34	$3.12

Weighted average shares of common stock used in computing diluted EPS						25,396

	Three Months Ended November 30, 2018
	Income from Continuing Operations			Diluted EPS from Continuing Operations
	Before Tax	Tax	Net of Tax	Before Tax	Tax	Net of Tax
As reported (GAAP)	$58,340	$4,020	$54,320	$2.21	$0.15	$2.06
Restructuring charges	25	2	23	—	—	—
Subtotal	58,365	4,022	54,343	2.21	0.15	2.06
Amortization of intangible assets	3,300	46	3,254	0.13	—	0.12
Non-cash share-based compensation	6,016	415	5,601	0.23	0.02	0.21
Adjusted (non-GAAP)	$67,681	$4,483	$63,198	$2.57	$0.17	$2.40

Weighted average shares of common stock used in computing diluted EPS						26,366

	Nine Months Ended November 30, 2019
	Income from Continuing Operations			Diluted EPS from Continuing Operations
	Before Tax	Tax	Net of Tax	Before Tax	Tax	Net of Tax
As reported (GAAP)	$172,018	$16,530	$155,488	$6.80	$0.65	$6.15
Acquisition-related expenses (5)	1,475	22	1,453	0.06	—	0.06
Restructuring charges	1,061	68	993	0.04	—	0.04
Subtotal	174,554	16,620	157,934	6.90	0.66	6.24
Amortization of intangible assets	13,129	621	12,508	0.52	0.02	0.49
Non-cash share-based compensation	18,743	1,434	17,309	0.74	0.06	0.68
Adjusted (non-GAAP)	$206,426	$18,675	$187,751	$8.16	$0.74	$7.42

Weighted average shares of common stock used in computing diluted EPS						25,295

	Nine Months Ended November 30, 2018
	Income from Continuing Operations			Diluted EPS from Continuing Operations
	Before Tax	Tax	Net of Tax	Before Tax	Tax	Net of Tax
As reported (GAAP)	$147,045	$10,535	$136,510	$5.54	$0.40	$5.15
Restructuring charges	2,609	185	2,424	0.10	0.01	0.09
Subtotal	149,654	10,720	138,934	5.64	0.40	5.24
Amortization of intangible assets	10,822	236	10,586	0.41	0.01	0.40
Non-cash share-based compensation	17,029	1,021	16,008	0.64	0.04	0.60
Adjusted (non-GAAP)	$177,505	$11,977	$165,528	$6.69	$0.45	$6.24

Weighted average shares of common stock used in computing diluted EPS						26,520

Selected Consolidated Balance Sheet, Cash Flow and Liquidity Information (6)
(Unaudited)
(in thousands)

	November 30,
	2019	2018
Balance Sheet:
Cash and cash equivalents	$19,637	$19,136
Receivables, net	365,543	339,124
Inventory, net	333,656	300,648
Total assets, current	729,239	673,345
Total assets	1,791,089	1,725,369
Total liabilities, current	317,899	335,337
Total long-term liabilities	311,506	356,774
Total debt	244,247	339,730
Consolidated stockholders' equity	1,161,684	1,033,258
Liquidity:
Working capital	$411,340	$338,008

	Nine Months Ended November 30,
	2019	2018
Cash Flow from continuing operations:
Depreciation and amortization	$24,876	$22,490
Net cash provided by operating activities	101,418	109,495
Capital and intangible asset expenditures	13,247	22,166
Net debt proceeds (repayments)	(77,300)	49,100
Payments for repurchases of common stock	10,133	142,415

Fiscal 2020 Updated Outlook for Net Sales Revenue
(Unaudited)
(in thousands)

	Fiscal 2019	Updated Outlook for Fiscal 2020
Net sales revenue	$1,564,151	$1,650,000	—	$1,675,000

		5.5%	—	7.1%

Reconciliation of Fiscal 2020 Updated Outlook for GAAP Diluted Earnings Per Share (“EPS”) from Continuing Operations to Adjusted Diluted EPS from Continuing Operations (non-GAAP) (1)  (Unaudited)

	Nine Months Ended November 30, 2019	Outlook for the Balance of the Fiscal Year (Three Months)			Updated Outlook Fiscal 2020
Diluted EPS from continuing operations, as reported (GAAP)	$6.15	$1.14	—	$1.30	$7.29	—	$7.45
Acquisition-related expenses, net of tax (5)	0.06	0.01	—	0.02	0.07	—	0.08
Restructuring charges, net of tax	0.04	—	—	0.01	0.04	—	0.05
Subtotal	6.24	1.15	—	1.33	7.39	—	7.57
Amortization of intangible assets, net of tax	0.49	0.16	—	0.17	0.65	—	0.66
Non-cash share-based compensation, net of tax	0.68	0.17	—	0.18	0.85	—	0.86
Adjusted diluted EPS from continuing operations (non-GAAP)	$7.42	$1.48	—	$1.68	$8.90	—	$9.10

Updated Effective Tax Rate (GAAP) and Adjusted Effective Tax Rate (Non-GAAP) (1)
(Unaudited)

	Nine Months Ended November 30, 2019	Outlook for the Balance of the Fiscal Year (Three Months)			Updated Outlook Fiscal 2020
Effective tax rate, as reported (GAAP)	9.6%	10.0%	—	11.0%	9.7%	—	9.9%
Acquisition-related expenses (5)	(0.1)%	(0.1)%	—	(0.1)%	(0.1)%	—	(0.1)%
Restructuring charges	—%	—%	—	—%	—%	—	—%
Subtotal	9.5%	9.9%	—	10.9%	9.6%	—	9.8%
Amortization of intangible assets	(0.3)%	(0.6)%	—	(0.7)%	(0.4)%	—	(0.4)%
Non-cash share based compensation	(0.1)%	(0.2)%	—	(0.3)%	(0.1)%	—	(0.2)%
Adjusted effective tax rate	9.1%	9.1%	—	9.9%	9.1%	—	9.2%

HELEN OF TROY LIMITED AND SUBSIDIARIES
Notes to Press Release

(1)
This press release contains non-GAAP financial measures. Adjusted operating income, adjusted operating margin, adjusted effective tax rate, adjusted income from continuing operations, adjusted diluted EPS from continuing operations, EBITDA, and adjusted EBITDA (“Non-GAAP measures”) that are discussed in the accompanying press release or in the preceding tables may be considered non-GAAP financial information as contemplated by SEC Regulation G, Rule 100. Accordingly, the Company is providing the preceding tables that reconcile these measures to their corresponding GAAP-based measures presented in the Company's Condensed Consolidated Statements of Income in the accompanying tables to the press release. The Company believes that these non-GAAP measures provide useful information to management and investors regarding financial and business trends relating to its financial condition and results of operations. The Company believes that these non-GAAP financial measures, in combination with the Company’s financial results calculated in accordance with GAAP, provide investors with additional perspective regarding the impact of certain charges on applicable income, margin and earnings per share measures. The Company also believes that these non-GAAP measures facilitate a more direct comparison of the Company’s performance with its competitors. The Company further believes that including the excluded charges would not accurately reflect the underlying performance of the Company’s continuing operations for the period in which the charges are incurred, even though such charges may be incurred and reflected in the Company’s GAAP financial results in the near future. Additionally, the non-GAAP measures are used by management for measuring and evaluating the Company’s performance. The material limitation associated with the use of the non-GAAP measures is that the non-GAAP measures do not reflect the full economic impact of the Company’s activities. These non-GAAP measures are not prepared in accordance with GAAP, are not an alternative to GAAP financial information, and may be calculated differently than non-GAAP financial information disclosed by other companies. Accordingly, undue reliance should not be placed on non-GAAP information.

(2)	Leadership Brand net sales consists of revenue from the OXO, Honeywell, Braun, PUR, Hydro Flask, Vicks and Hot Tools brands.
(3) Amortization of intangible assets.
(4) Non-cash share-based compensation.
(5) Acquisition-related expenses associated with the definitive agreement to acquire Drybar Products LLC included in SG&A for the three and nine-month periods ended November 30, 2019.
(6) Amounts presented are from continuing operations with the exception of stockholders’ equity, which is presented on a consolidated basis and includes discontinued operations.